EXHIBIT 10.19

                              Re: 50 T 133 00012 2

                        AMERICAN ARBITRATION ASSOCIATION

B E T W E E N:

                                 GEOWORKS CORP.

                                                                      Applicant/
                                                      Respondent to Counterclaim

                                     - and -

                        EDISPATCH.COM WIRELESS DATA, INC.

                                                                     Respondent/
                                                       Applicant by Counterclaim

                          FULL AND FINAL MUTUAL RELEASE

IN CONSIDERATION of and subject to the mutual covenants and agreements herein and as set out in a settlement agreement signed by the parties on June 26, 2002 and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto, GEOWORKS CORP and EDIPATCH.COM WIRELESS DATA, INC. (now known as AIRIQ INC.), on behalf of themselves, their respective officers, directors, employees, shareholders, predecessors, successors and assigns, associated and related corporations, and the officers, directors, employees, shareholders, successors and assigns of all of their assicated and related corporations ("the Releasors") DO HEREBY RELEASE and forever discharge one another and their respective officers, directors, employees, shareholders, predecessors, successors and assigns, associated and related corporations, and the officers, directors, employees, shareholders, successors and assigns of all of them where applicable ("the Releasees"), of and from all actions, causes of action, damages, claims and demands whatsoever, including but not limited to all actions, causes of action, claims, demands, liabilities, debts, covenants, suits, contracts, dues, duties, damages and obligations whatsoever arising which the Releasors ever had, now have or may hereafter have against the Releasees, arising in or out of or in any way connected with an agreement between Geoworks Corp. ("Geoworks") and eDispatch.com Wireless Data, Inc. ("eDispatch") titled Amendment Number 1 Software Marketing and Licensing Agreement (the "Amending Agreement") and the agreement it amended titled Software Marketing and Licensing Agreement between eDispatch and Geoworks' predecessor, Telcordia Technologies, Inc. (the Agreement") or which was raised or could have been raised in these arbitrations proceedings (the "Proceedings");

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AND FOR SUCH CONSIDERATION, the parties to this Release agree that the rights and obligations created by the Agreement and Amending Agreement be and are hereby terminated;

EACH OF THE RELEASORS further agree not to make any claim or take any proceedings against one another or any other person or entity which may claim contribution or indemnity under the provisions of any statute or otherwise.

NOTWITHSTANDING THE FOREGOING, it is understood and agreed that this Full and Final Mutual Release does not extend to the subject matter of other agreements entered into between the parties.

EACH OF THE RELEASORS WARRANTS AND REPRESENTS that it has not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, or by operation of law, any matter or claim released herein, or an portion thereof.

EACH OF THE RELEASORS acknowledges that the settlement of the Proceedings is a compromise of disputed claims and nothing contained in this Release shall be construed or shall constitute an admission of liability of any party to the other parties to this Release, save the obligations created by this Release itself.

EACH OF THE RELEASORS agrees with the other party that it will at all times keep strictly confidential the terms on which the settled Proceedings were settled, save that:

      1) any party may disclose to anyone the fact that the settled Proceedings have been dismissed once they have been dismissed, and

      2) any party may disclose the terms on which the settled Proceedings were settled and terms of this release to

            i) its legal counsel upon receiving such legal counsel's undertaking to keep such terms confidential;

            ii) its tax advisor, upon receiving such tax advisor's undertaking to keep such terms confidential; and

            iii) when required by law or court order to disclose such terms, but then only to the extent necessary to comply with such legal requirement or court order including filing this agreement as an exhibit to a Form 10 to the U.S. Securities and Exchange Commission.

THE PARTIES agree that this Release may be signed and delivered in counterpart by mail or facsimile.

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SIGNED BY GEOWORKS CORP. at Emeryville, California this 25th day of July, 2002

SIGNED IN THE PRESENCE OF     )    GEOWORKS CORP.
                              )
                              )              \s\
               \s\            )    Per: ________________________(c/s)
______________________________)    Name: Timothy J. Toppin
Witness: Barbara Snethen           Title: Vice President and CFO
                                   I have authority to bind the Corporation

SIGNED BY AIR IQ formerly known as EDISPATCH.COM WIRELESS DATA, INC. at Pickering, Ontario this 30th day of July, 2002.

SIGNED IN THE PRESENCE OF     )    AIR IQ INC., formerly known as
                              )    EDISPATCH.COM WIRELESS DATA, INC.
                              )
                              )               \s\
               \s\            )    Per: ________________________(c/s)
______________________________)    Name: Donald E. Simmonds
Witness:  K. Felstead              Title: President and Chief Executive Officer
                                   I have authority to bind the Corporation